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Exhibit 4.2

SUBSCRIPTION AGREEMENT

TO:  Purchasers of Common Shares of LAB International Inc.

Dear Sirs:

Re:
Private Placement of Common Shares

        This subscription agreement is to confirm your agreement to purchase from LAB International Inc. (the "Corporation"), subject to the terms and conditions set forth herein, that number of Common Shares (as hereinafter defined) at the price of $0.88 per share (the "Purchase Price") set out above your name on the execution page hereof (the "Purchased Securities").

1.    Definitions

  (a)
  In this Agreement, unless the context otherwise requires:

  (i)
  "1933 Act" means the Securities Act of 1933, as amended, of the United States;

  (ii)
  "Accredited Investor" means a person that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D;

  (iii)
  "Agreement" means this subscription agreement as the same may be amended, supplemented or restated from time to time;

  (iv)
  "Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in Montréal, Québec;

  (v)
  "Closing" means the closing of the purchase and sale of the Purchased Securities;

  (vi)
  "Closing Date" means December 12, 2005 or such other date, not later than December 16, 2005, as the Corporation and the Subscriber may mutually agree upon;

  (vii)
  "Common Shares" means the common shares of the Corporation as constituted on the date hereof;

  (viii)
  "Corporation" means LAB International Inc., a corporation continued under the Canada Business Corporations Act;

  (ix)
  "Dollars" or "$" means lawful money of Canada;

  (x)
  "Information Record" means the statements contained in any press release, material change report, financial statement, annual information form, annual or interim report, proxy circular or other document filed by the Corporation on the System for Electronic Document Analysis and Retrieval commonly known as "SEDAR";

  (xi)
  "Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

  (xii)
  "Purchased Securities" means the Common Shares purchased by the Subscriber;

  (xiii)
  "Regulation D" means Regulation D under the 1933 Act;

  (xiv)
  "Regulation S" means Regulation S under the 1933 Act;

  (xv)
  "Reporting Jurisdictions" means the provinces of British Columbia, Ontario and Québec collectively;

  (xvi)
  "Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions collectively;

    (xvii)
    "Stock Exchange" means the Toronto Stock Exchange;

    (xviii)
    "Subscriber" means the Person purchasing the Purchased Securities and whose name appears on the execution page hereof;

    (xix)
    "Subsidiaries" means the subsidiaries of the Corporation as set forth in the Corporation's Annual Information Form dated March 23, 2005;

    (xx)
    "United States" means the United States as that term is defined in Regulation S; and

    (xxi)
    "U.S. Person" means a U.S. person as that term is defined in Regulation S.

2.    Conditions of Purchase

        In connection with your purchase of the Purchased Securities, you are requested to return an executed copy of this Agreement as soon as possible and in any event no later than 11:00 a.m. (Toronto time) on December 12, 2005, together with Schedule A, with respect to registration and delivery instructions.

  (a)
  The obligation of the Corporation to sell the Purchased Securities to you is subject to the conditions that:

  (i)
  you complete, execute and return this Agreement, together with Schedule A;

  (ii)
  the conditional approval of the Stock Exchange for the sale of the Purchased Securities shall have been obtained prior to the Closing Date; and

  (iii)
  trading in the Common Shares shall not have been suspended by the Stock Exchange.

        By returning this Agreement you consent to the filing by the Corporation of all documents required by the Securities Laws and the policies of the Stock Exchange.

        If you are not subscribing for the Purchased Securities for your own account and you are not deemed to be purchasing as principal pursuant to the Securities Laws, each beneficial purchaser for whom you are contracting hereunder must be purchasing the Purchased Securities as principal for its own account and (unless you are an authorized agent with power to sign on behalf of the beneficial purchaser) must execute all documents required by the Securities Laws and the policies of the Stock Exchange with respect to the Purchased Securities being acquired by each such purchaser as principal. If you are signing as agent or pursuant to a power of attorney for the Subscriber, you have authority to bind the Subscriber.

        You agree, and you agree to cause any purchaser for whom you are contracting hereunder, to comply with all Securities Laws and with the policies of the Stock Exchange concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Securities.

  (b)
  The obligation of the Subscriber to purchase the Purchased Securities from the Corporation is subject to the conditions that:

  (i)
  the conditional approval of the Stock Exchange for the sale of the Purchased Securities shall have been obtained prior to the Closing Date;

  (ii)
  trading in the Common Shares shall not have been suspended by the Stock Exchange;

  (iii)
  the Corporation has entered into a registration rights agreement containing terms and conditions satisfactory to the Subscriber, acting reasonably;

    (iv)
    the Subscriber has received legal opinions from Canadian and U.S. counsel for the Corporation, such legal opinions to be in form and substance satisfactory to the Subscriber, acting reasonably; and

    (v)
    the Corporation has delivered a certificate dated the Closing Date executed by an officer of the Corporation confirming that the representations and warranties of the Corporation set forth in Section 6 hereof are true and correct as at such date.

3.    The Closing

        Delivery and payment for the Purchased Securities will be completed at the closing of the purchase and sale of the Purchased Securities at the offices of Gowling Lafleur Henderson LLP, Suite 1600, 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1G5 at 11:00 a.m., Toronto time, on the Closing Date. Subject to the conditions in Section 2 having been satisfied (or waived), at the Closing certificates duly registered in accordance with Schedule A representing the Common Shares purchased by you will be available for delivery to you against payment to the Corporation of the amount of the aggregate purchase price (without deduction) for the Purchased Securities in freely transferable Canadian funds. Such payment may be made by bank draft, certified cheque or other form of immediately available funds payable in favour of Gowling Lafleur Henderson LLP in trust.

4.    Prospectus Exemptions

        The sale of the Purchased Securities by the Corporation to you is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or similar document.

        You acknowledge and agree that you, or others for whom you are contracting hereunder:

  (a)
  have been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Purchased Securities imposed by the Securities Laws of the jurisdiction in which you reside or to which you are subject and by the policies of the Stock Exchange, that a suitable legend or legends will be placed on the certificates representing the Purchased Securities to reflect the applicable restricted period and hold period to which the Purchased Securities are subject and you are hereby advised that such securities cannot be traded through the facilities of the Stock Exchange as the certificate representing such securities is not freely transferable and consequently is not "good delivery" in settlement of transactions on the Stock Exchange and that the Stock Exchange will deem you to be responsible for any loss incurred on a sale made by you in such securities;

  (b)
  have not received or been provided with a prospectus, registration statement, offering memorandum (within the meaning of the Securities Laws) or similar document or any document (other than an annual report, annual information form, interim report, information circular or other continuous disclosure document, but not an offering memorandum, the content of which is prescribed by statute or regulation) purporting to describe the business and affairs of the Corporation and prepared for review by prospective purchasers to assist them in making an investment decision in respect of the Purchased Securities and that your decision, or the decision of others for whom you are contracting hereunder, to enter into this Agreement and to purchase the Purchased Securities from the Corporation has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation and that your decision, or the decision of others for whom you are contracting hereunder, is based entirely upon the Information Record;

  (c)
  One of subparagraph (i), (ii) or (iii) below is applicable to you:

  (i)
  In the case of the purchase by you of Purchased Securities as principal, you are purchasing the Purchased Securities as principal for your own account, and not for the benefit of any other person, and will be purchasing a sufficient number of Purchased Securities so that you have an aggregate acquisition cost for such Purchased Securities of not less than $150,000 (as prescribed by Section 2.10 of National Instrument 45-106 Prospectus and Registration Exemptions ("NI 45-106") of the Canadian Securities Administrators;

  (ii)
  In the case of the purchase by you of Purchased Securities as agent for an undisclosed principal, each beneficial purchaser of the Purchased Securities for whom you are acting is purchasing as principal for its own account, and not for the benefit of any other person, a sufficient number of Purchased Securities so that each such purchaser has an aggregate acquisition cost for such Purchased Securities of not less than $150,000 and you are an agent with proper authority to execute all documents required in connection with the purchase on behalf of the beneficial purchaser (as prescribed by Section 2.10 of NI 45-106); or

  (iii)
  You are an "accredited investor" (as defined in NI 45-106) by virtue of being a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on your most recently prepared financial statements.

By your acceptance of this Agreement, you and any others for whom you are contracting hereunder represent and warrant to the Corporation (which representations and warranties shall survive the Closing) that:

A.    General:

  (a)
  You are and any beneficial purchaser for whom you are contracting hereunder is resident or, if not an individual, has a head office, in the jurisdiction set out under the heading "address, including postal code" above your signature set forth on the execution page of this Agreement which address is your residence or place of business, or the residence or place of business of any beneficial purchaser for whom you are contracting hereunder, and such address was not obtained or used solely for the purpose of acquiring the Purchased Securities.

  (b)
  You have the legal capacity to authorize, execute and deliver this Agreement, and the individual signing this Agreement has been duly authorized to execute and deliver this Agreement.

  (c)
  None of the funds being used to purchase the Purchased Securities are to your knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.

  (d)
  You are and any beneficial purchaser for whom you are contracting hereunder is at arm's-length, pursuant to the policies of the Stock Exchange, with the Corporation.

  (e)
  You are, or any beneficial purchaser for whom you are contracting hereunder is, capable of assessing the proposed investment in the Purchased Securities as a result of your financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof and you are, or any beneficial purchaser for whom you are contracting hereunder is, as the case may be, able to bear the economic loss of the investment in the Purchased Securities.

  (f)
  You and any beneficial purchaser for whom you are contracting hereunder acknowledge that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Purchased Securities nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Purchased Securities.

  (g)
  This Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof or, if you are acting as agent for a disclosed principal, will constitute a legal, valid and binding obligation against such principal in accordance with the terms hereof.

  (h)
  If you are contracting hereunder as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for one or more beneficial purchasers, you are authorized to execute and deliver this Agreement and all other necessary documentation in connection with the subscription made on behalf of such beneficial purchaser or beneficial purchasers, and you acknowledge that the Corporation may be required by law to disclose the identity of each beneficial purchaser for whom you are contracting hereunder.

  (i)
  The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Purchased Securities and the completion of the transactions described herein by you will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would, if you are not or any beneficial purchaser for whom you are contracting hereunder is not an individual, constitute a material default under any term or provision of your constating documents, by-laws or resolutions or the constating documents, by-laws or resolutions of any beneficial purchaser for whom you are contracting hereunder, as the case may be, the Securities Laws or any other laws applicable to you or any beneficial purchaser for whom you are contracting hereunder, any agreement to which you are or any beneficial purchaser for whom you are contracting hereunder is a party, or any judgment, decree, order, statute, rule or regulation applicable to you or any beneficial purchaser for whom you are contracting hereunder.

  (j)
  You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the fact that the Corporation is collecting your personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), or that of each beneficial purchaser for whom you are contracting hereunder, for the purpose of completing this Agreement. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the Corporation retaining such personal information for as long as permitted or required by law. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, further acknowledge and consent to the fact that the Corporation may be required by the Securities Laws or the rules and policies of the Stock Exchange to provide regulatory authorities with any personal information provided by you in this Agreement. You represent and warrant that you have the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom you are contracting hereunder. In addition to the foregoing, you agree and acknowledge that the Corporation may use and disclose your personal information, or that of each beneficial purchaser for whom you are contracting hereunder, as follows:

  (i)
  for internal use with respect to managing the relationships between and contractual obligations of the Corporation and you or any beneficial purchaser for whom you are contracting hereunder;

    (ii)
    disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

    (iii)
    disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

    (iv)
    disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

    (v)
    disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent;

    (vi)
    disclosure to a court determining the rights of the parties under this Agreement; or

    (vii)
    for use and disclosure as otherwise required or permitted by law.

B.    United States:    If you are a U.S. Person, are in the United States or are purchasing the Purchased Securities for the account or for the benefit of a U.S. Person or a Person in the United States or are otherwise subject to the Securities Laws of the United States, then:

  (a)
  You understand, recognize and acknowledge that the Purchased Securities have not and will not be registered under the 1933 Act or the Securities Laws of any state of the United States in which you are resident and that the sale contemplated hereby is being made in reliance on a private placement exemption to Accredited Investors pursuant to Rule 506 of Regulation D.

  (b)
  You have had access to such information, if any, concerning the Corporation as you considered necessary in connection with your investment decision to invest in the Purchased Securities, including receiving satisfactory answers to any questions you have asked of any of the officers of the Corporation.

  (c)
  You have no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person, or anyone else, the Purchased Securities, or any part thereof, or any interest therein, and you have no present plans to enter into any such contract, undertaking, agreement or arrangement.

  (d)
  You acknowledge that you have not purchased the Purchased Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

  (e)
  You agree that, if you decide to reoffer, resell, or otherwise transfer any of the Purchased Securities, such securities may be transferred only: (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S and pursuant to Canadian securities laws and Stock Exchange policy, (C) within the United States in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws, or (D) in a transaction that does not require registration under the 1933 Act or any applicable United States state laws and regulations governing the offer and sale of securities and you have furnished to the Corporation an opinion of counsel recognized standing reasonably satisfactory to the Corporation.

  (f)
  You understand and acknowledge that, upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing Common Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM EQUITY TRANSFER SERVICES INC., AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS."

      provided, if you resell Common Shares under paragraph 4B(e)(B) above, and provided that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to Equity Transfer Services Inc., as registrar and transfer agent, to the effect set forth in Schedule B hereto (or as the Corporation may reasonably prescribe from time to time). The Corporation shall use its best efforts to cause the registrar and transfer agent of the Corporation to deliver a certificate without the foregoing legend within three Business Days after the date of receipt of such a written declaration;

      provided, further, if you resell Common Shares under paragraph 4B(e)(C) above, the legend may be removed by delivery to Equity Transfer Services Inc. and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

  (g)
  You understand and acknowledge that the Corporation (i) except as otherwise provided in this Agreement, is under no obligation to be or to remain a "foreign issuer"; (ii) subject to its obligations under this Agreement, may not, at the time it sells such securities or at any other time, be a "foreign issuer"; and (iii) may engage in one or more transactions which could cause the Corporation not to be a "foreign issuer". If the Corporation is not a "foreign issuer" at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer will, if required under the 1933 Act, bear the legend referred to above and may not constitute "good delivery" in settlement of a trade on stock exchanges in Canada.

  (h)
  You consent to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth herein.

  (i)
  You and, if applicable, each person for whose account you are purchasing the Purchased Securities, are an Accredited Investor and satisfy one or more of the categories of "accredited investor" indicated below (please place an your initial and the initials of each person for whose account you are purchasing of on the appropriate line):

  (i)
               Any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the U.S. Exchange Act or any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (as such term is defined in Rule 501 of Regulation D);

  (ii)
               Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

  (iii)
               Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

  (iv)
               Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

  (v)
               Any entity in which all of the equity owners are accredited investors.

  (j)
  You acknowledge that you are acquiring the Purchased Securities as an investment for your own account or for the account of an Accredited Investor as to which you exercise sole investment discretion and not with a view to any resale, distribution or other disposition of the Purchased Securities in violation of the securities laws of the United States.

  (k)
  You understand and agree that the financial statements of the Corporation have been prepared in accordance with generally accepted accounting principles of Canada, which differ in some respects from generally accepted accounting principles of the United States, and thus may not be comparable to financial statements of United States companies.

  (l)
  You acknowledge and understand that there may be material tax consequences to you of the acquisition, ownership or disposition of the Common Shares. The Corporation does not give any opinion or make any representation with respect to tax consequences to you under the United States, state, local or foreign law of the acquisition, ownership or disposition of the Common Shares. You should consult your own tax advisors about the United States, state, local and foreign tax consequences of acquiring, owning and disposing of the Common Shares.

5.    Legends

        You acknowledge that, in addition to other legends required pursuant to this Agreement, the certificates representing the Common Shares will bear the following legend:

    "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY [the date which is four months and one day after the Closing Date will be inserted];

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Common Shares, may be exchanged for certificates bearing no legends.

6.    Representations and Warranties of Corporation

        The Corporation hereby represents and warrants to the Subscriber that:

  (a)
  As at December 9, 2005: (i) the authorized capital of the Corporation consists of an unlimited number of Common Shares, an unlimited number of Class A Shares and an unlimited number of Class B Shares; (ii) the issued and outstanding capital of the Corporation consists solely of 55,985,867 Common Shares, all of which have been issued as fully paid and non-assessable and were not issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase Common Shares; and (iii) an aggregate of 23,200,011 Common Shares were reserved for issuance pursuant to outstanding options, warrants and other rights to acquire Common Shares.

  (b)
  The Corporation (i) has been duly incorporated and organized and is validly existing and in good standing under the laws of Canada; (ii) has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all required corporate power and authority to issue, allot and sell the Purchased Securities, to enter into this Agreement and to carry out the provisions of this Agreement.

  (c)
  Each of the Subsidiaries has been duly incorporated and organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation.

  (d)
  Each of the Subsidiaries has the power, authority and capacity to carry on its business as presently conducted by it and to own, lease and operate all of its properties and assets.

  (e)
  Each of the Subsidiaries, whether through direct or indirect holdings of securities, together with the Corporation's ownership of such subsidiary, is 100% owned by the Corporation.

  (f)
  Except as disclosed in the Information Record, the Corporation does not own and does not have any agreements of any nature to acquire, directly or indirectly, any securities, or other equity or proprietary interest in, any person and the Corporation does not have any agreements to acquire or lease any other business operations.

  (g)
  Neither the Corporation nor any Subsidiary has engaged in any "off balance sheet" or similar financing.

  (h)
  The Corporation and each of the Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on except to the extent that non-compliance would, individually or in the aggregate, be reasonably likely to have a material adverse effect upon the condition (actual or proposed, whether financial or otherwise), results of operations, business or business prospects, properties or operations of the Corporation and its Subsidiaries, considered as one enterprise (in this Section 6 called a "Material Adverse Effect") and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing be valid, subsisting and in good standing, except in respect of matters which do not and will not result in a Material Adverse Effect and except for the failure to be so qualified or the absence of any such licence, registration or qualification which does not and will not have a Material Adverse Effect.

  (i)
  Except as disclosed on the Information Record, no person now has any agreement or option or right or privilege (whether by law, pre-emptive or contractual) issued or capable of becoming an agreement for (i) the purchase, subscription or issuance of any unissued shares, securities or warrants of the Corporation or any subsidiary thereof; or (ii) the repurchase by or on behalf of the Corporation or any Subsidiary, of any issued and outstanding securities of the Corporation or any Subsidiary.

  (j)
  Except as disclosed on the Information Record, to the best of the Corporation's knowledge, information and belief, after due inquiry, other than the constating documents of the Corporation (to the extent that they would constitute an agreement), no agreement exists among the shareholders of the Corporation in respect of the Corporation and no such agreement will exist at the Closing.

  (k)
  Neither the Corporation nor any Subsidiary has committed an act of bankruptcy or sought protection from its creditors from any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, as the case may be, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it, and at the Closing, neither the Corporation nor any Subsidiary will be an insolvent person (as that term is defined in the Bankruptcy and Insolvency Act (Canada)).

  (l)
  Except as disclosed on the Information Record, the Corporation is the owner of all of its property and assets used by it in connection with its business, unless leased or licensed, and each of the Subsidiaries is the owner of all of its property and assets owned by it in connection with its business, unless leased or licensed, in each case with good and marketable title thereto, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest and of any rights or privileges capable of becoming an encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest.

  (m)
  The Corporation and each of its Subsidiaries owns, possesses or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, "Permits") necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such

    Permits the failure of which to obtain would not have a Material Adverse Effect and neither the Corporation nor any of the Subsidiaries has received any notice of proceedings relating to the revocation, modification or suspension of any Permits (if such proceedings would have a Material Adverse Effect) and the Corporation and each of the Subsidiaries has no knowledge of any circumstance which would lead it to believe that such proceedings are reasonably likely.

  (n)
  The Corporation's Nevada subsidiary, LAB Research International Inc, provides services to its San Diego facility and its customers, owns no material assets and is not subject to any material adverse liabilities, direct or indirect, accrued, absolute contingent or otherwise.

  (o)
  Except as otherwise disclosed in the Information Record, neither the Corporation nor any Subsidiary is subject to any materially adverse liabilities or obligations, direct or indirect, accrued, absolute, contingent or otherwise and, without limiting the generality of any representation or warranty given in this Agreement, there are no facts or circumstances which might reasonably serve as the basis for, or give rise to, any material adverse liabilities or obligations on the part of the Corporation or the Subsidiaries.

  (p)
  Neither the Corporation nor any Subsidiary has guaranteed or otherwise given security for or agreed to guarantee or give security for any liability, debt or obligation of any person.

  (q)
  Since December 31, 2004, except as disclosed in the Information Record, the Corporation has carried on business in the ordinary course and there has not been:

  (i)
  any material adverse change (or any development involving a prospective material adverse change) in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise), business, business prospects, condition (financial or otherwise) or results of operations of the Corporation;

  (ii)
  except as contemplated in this Agreement, any material change in the capital stock or indebtedness of the Corporation and the Subsidiaries, taken as a whole;

  (iii)
  any material adverse change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Corporation and the Subsidiaries, taken as a whole;

  (iv)
  any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Corporation or any direct or indirect redemption, purchase or other acquisition of any shares; or

  (v)
  any change in the auditor of the Corporation or in the accounting or tax practices followed by the Corporation.

  (r)
  There is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Corporation) pending or, to the best of the Corporation's knowledge, information and belief, after due inquiry, threatened against or affecting the Corporation or any Subsidiary (including any predecessor companies) at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign which in any way materially adversely affects the Corporation and the Subsidiaries, taken as a whole, or the condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole, or which questions the validity of the Purchased Securities as fully paid and non-assessable Common Shares or any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement.

  (s)
  The execution and delivery of this Agreement, the performance and compliance with the terms of this Agreement and the issue and sale of the Purchased Securities by the Corporation will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation.

  (t)
  The Purchased Securities have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The Purchased Securities (together with the Common Shares purchased concurrently by any related subscriber) will represent 10% of the outstanding Common Shares of the Corporation immediately following the Closing (and approximately 7.5% of the outstanding Common Shares calculated on a fully diluted basis).

  (u)
  The Corporation is, and will at the Closing be, a "reporting issuer" (or its equivalent), not in default of the Securities Laws, in the Reporting Jurisdictions and the Corporation has at all times complied with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that this Agreement and any similar concurrent agreements constitute a material change.

  (v)
  The Purchased Securities will not be subject to a restricted period or statutory hold period under the Securities Laws in Canada or to any resale restriction under the Securities Laws in Canada or the policies of the Stock Exchange which extends beyond four months and one day after the Closing Date.

  (w)
  Assuming the accuracy of the Subscriber's representations and warranties set forth in Section 4(B), the offer, sale and issuance of the Purchased Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of the state securities or "blue sky" laws and regulations of any applicable state or United States jurisdiction.

  (x)
  The Corporation has filed on SEDAR in each of the Reporting Jurisdictions true and complete copies of all forms, reports, schedules, statements and other documents required by applicable Securities Laws to be filed by it since January 1, 2004 except where the failure to file such forms, reports, schedules, statements and other documents would not have a Material Adverse Effect; all statements contained in the Information Record were true, complete and correct in all material respects as of the date of such statements and did not contain any misrepresentations as of the date of such statement and complied in all material respects with the requirements of applicable Securities Laws.

  (y)
  The annual audited consolidated financial statements of the Corporation as at and for the year ended December 31, 2004 (comprised of the audited balance sheet for the year ended December 31, 2004, and the statements of operations and deficit and cash flows for the year ended December 31, 2004 and the notes thereto and the auditor's report thereon); (ii) the unaudited interim consolidated financial statements for the three months ended March 31, 2005; (iii) the unaudited interim consolidated financial statements for the six months ended June 30, 2005; and (iv) the unaudited interim consolidated financial statements for the nine months ended September 30, 2005 (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles in Canada and in all material respects present fairly the results of the operations and the changes in the financial position of the Corporation on a consolidated basis as of the dates of such statements and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation.

  (z)
  The auditors which audited the annual consolidated financial statements of the Corporation for the year ended December 31, 2004 and delivered their report with respect thereto are independent public accountants as required by the Securities Laws.

  (aa)
  The Corporation has not had a "reportable event" (within the meaning of National Instrument 51-102
  —  Continuous Disclosure Obligations) with the present or any former auditor of the Corporation since the date of completion of its reverse takeover transaction with T&H Resources Ltd. on or about April 30, 2002 and, to the best of the Corporation's knowledge, information and belief, after due inquiry, there has not been any reportable events with any former auditor of the Corporation prior to such date.

  (bb)
  The audit committee's responsibilities and composition comply with Multilateral Instrument 52-110—Audit Committees.

  (cc)
  The Corporation has established and maintains a system of disclosure controls and procedures and internal control over financial reporting, and management has: (i) designed such disclosure controls and procedures, or caused them to be designed under management's supervision, to provide reasonable assurance that material information relating to the Corporation is made known to management by others, particularly during the period in which the financial statements are being prepared; (ii) designed such internal control over financial reporting, or caused it to be designed under management's supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Corporation's generally accepted accounting principles; and (iii) evaluated the effectiveness of the Corporation's disclosure controls and procedures as of the end of the period covered by the financial statements and caused the Corporation to disclose in the management's discussion and analysis the conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by the financial statements based on such evaluation.

  (dd)
  The currently issued and outstanding Common Shares are listed and posted for trading on the Stock Exchange and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of the Purchased Securities or the trading of any of the Corporation's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Corporation's knowledge, information and belief, after due inquiry, threatened.

  (ee)
  Equity Transfer Services Inc. has been duly appointed as the registrar and transfer agent for the Common Shares at its principal transfer office in the City of Toronto.

  (ff)
  The Corporation and each Subsidiary has filed all federal, state, provincial, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and all such returns are complete and correct and has paid all taxes required to be paid by it (including all instalments on account of taxes for the current year) and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The Corporation and each Subsidiary has withheld from each payment made to any of its past or present employees, officers, directors and any non-resident person, the amount of all taxes and other amounts required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable legislation.

  (gg)
  The Corporation and each Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or any Subsidiary, and there are no audits known by the Corporation or, to the best of the Corporation's knowledge, information and belief, after due inquiry, to be pending, of the tax returns of the Corporation (whether federal, provincial, local or foreign) and to the best of the Corporation's knowledge, information and belief, after due inquiry, there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

  (hh)
  None of Canada Revenue Agency or any provincial, state or foreign taxation authority has asserted or, to the best of the Corporation's knowledge, information and belief, after due inquiry, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

  (ii)
  The Corporation and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (jj)
  None of the Corporation, any of the Subsidiaries, or to the best of the Corporation's knowledge, information and belief, after due inquiry, any other party is in default in the observance or performance of any material term or material obligation to be performed by any of them under any agreements to which the Corporation or any of the Subsidiaries is a party or otherwise bound and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

  (kk)
  This Agreement and all other contracts and documentation required in connection with the issue and sale of the Purchased Securities shall be, prior to the Closing Date, duly authorized,

    executed and delivered by the Corporation, and each shall be a valid and binding obligation of the Corporation enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditor's rights generally, (ii) general equitable principles, or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution.

  (ll)
  The form of the certificates representing the Common Shares has been duly approved by the directors of the Corporation and complies with the provisions of the Canada Business Corporations Act and, to the extent applicable, the rules and policies of the Stock Exchange.

  (mm)
  Other than Oppenheimer & Co., there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency or similar fee in connection with the transactions contemplated herein. In the event any person, firm or corporation acting or purporting to be acting for the Corporation establishes a claim for any such commission, brokerage or finder's fee from the Subscriber, the Corporation covenants to indemnify and hold harmless the Subscriber with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

  (nn)
  The Corporation and each of the Subsidiaries has its property and assets, whether owned or leased, and the conduct of its business insured by insurers of recognized financial responsibility against loss or damage from insurable hazards or risks. Such insurance coverage is of a type and in such amounts as are reasonably adequate for the business in which the Corporation operates as conducted by a reasonably prudent person, based on the advice of reputable insurance brokers consulted by the Corporation. In addition, the Corporation has obtained liability insurance for all clinical trials conducted by or on behalf of or sponsored by the Corporation or in which the Corporation or its products or product candidates have participated in which human subjects were participants. The Corporation has not made any material claim on any policy of insurance or been refused any insurance coverage sought or applied for. The Corporation does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

  (oo)
  Except as disclosed in the Information Record and to the best of the Corporation's knowledge, information and belief, after due inquiry, none of the directors or officers of the Corporation, any holder of more than 10% of any class of shares of the Corporation, or any associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Québec)), has any material interest, direct or indirect, in any material transaction or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Corporation.

  (pp)
  The Corporation will promptly notify the Subscriber in writing if, prior to the Closing, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened) or any event or development involving a prospective material change or a change in a material fact in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Corporation or the Subsidiaries.

  (qq)
  (i) The Corporation and each of its Subsidiaries has been and is in material compliance with all, and has not received any notice of, or been prosecuted for an offence alleging, non-compliance with any, applicable federal, provincial, municipal, state and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, relating to the protection of the environment, occupational health and safety or the processing, distribution, production, use, treatment, storage, disposal, discharge, transport, marking or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (collectively, the "Hazardous Substances") or the carrying on of the scientific activities of its business, including the experimentation, the conducting of scientific trials, studies or research or the use of substances or materials in such scientific activities ("Scientific Activities") (collectively, the "Health, Safety and Environmental Laws"), except where such non-compliance or prosecution would not have a Material Adverse Effect;

    (ii)
    the Corporation and each of its Subsidiaries has obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under the Health, Safety and Environmental Laws (the "Health Permits") required for the operation of its business and each Health Permit is valid, subsisting and in good standing and the holders of the Health Permits are not in material default or breach thereof and no proceeding is pending or to the knowledge of the Corporation threatened to revoke or limit any Health Permit except where such breach or default would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole;

    (iii)
    neither the Corporation nor any of its Subsidiaries has used, except in compliance with all Health, Safety and Environmental Laws or except to the extent that the consequences would not be materially adverse to the Corporation and the Subsidiaries, taken as a whole, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance or to carry out any Scientific Activities;

    (iv)
    neither the Corporation nor any of its Subsidiaries has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Health and Environmental Laws, and neither the Corporation nor any of its Subsidiaries has settled any allegation of non-compliance short of prosecution except where such non-compliance would not have a Material Adverse Effect. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or any of the Subsidiaries nor has the Corporation or any of the Subsidiaries received notice of any of the same;

    (v)
    except as ordinarily or customarily required by applicable permits, neither the Corporation nor any of the Subsidiaries has received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Health, Safety and Environmental Laws except where such action would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole. Neither the Corporation nor any of the Subsidiaries has received any request for information in connection with any federal, state, provincial, municipal or local inquiries as to disposal sites except where such inquiries would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole;

    (vi)
    there is no environmental audit, evaluation, assessment, study or test relating to the Corporation or any of the Subsidiaries or any audit, evaluation, assessment, study or test relating to Scientific Activities except as disclosed in the Information Record as required in order to further or substantiate results of its Scientific Activities; and

    (vii)
    to the best of the Corporation's knowledge, information and belief, after due inquiry, each of the representations and warranties in this paragraph (11) is also true in respect of each of the Corporation's joint venture, co-owner or similar partners in respect of any Scientific Activities undertaken with such parties.

  (rr)
  (i) Attached hereto as Part I of Schedule C is a complete and accurate list and particulars of all trade-marks, trade names, business names, patent inventions, know how, copyrights, service marks, brand names, domain names, industrial designs and any other industrial or intellectual property (collectively the "Intellectual Property") owned by the Corporation and the Subsidiaries (the "Owned Intellectual Property") which has been registered or in respect of which an application for registration has been made, as well as all unregistered trade marks and trade names and software forming part of the Owned Intellectual Property;

  (ii)
  attached hereto as Part II of Schedule C is a complete list of all agreements, licenses and consents which have been granted to the Corporation and the Subsidiaries and under which the Corporation or any of its Subsidiaries uses any Intellectual Property which it does not own other than "off the shelf" software which is generally available to the public and has not been customized for use by the business of the Corporation or any of its Subsidiaries (collectively the "Licensed Intellectual Property"). The Licensed Intellectual Property is in full force and effect and neither the Corporation nor any of the Subsidiaries is in breach of any of the agreements, licenses or consents relating to the Corporation's and/or any of the Subsidiaries use thereof;

  (iii)
  the Owned Intellectual Property and the Licensed Intellectual Property together comprise all Intellectual Property necessary to conduct the respective businesses of the Corporation and the Subsidiaries including, without limitation, with respect to the development and commercialization of its products and product candidates. The Corporation has no knowledge, after due inquiry, that the Corporation or any of the Subsidiaries lacks or will be unable to obtain or maintain any rights or licenses to use all Intellectual Property necessary to conduct its business;

  (iv)
  except as disclosed on the Information Record, the Corporation, directly or through the Subsidiaries, is the beneficial owner of the Owned Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract, agreement, or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Owned Intellectual Property. No person has been granted any interest in or right to use all or any portion of the Owned Intellectual Property;

  (v)
  the Corporation has no knowledge, after due inquiry, of any claim of any infringement or breach of any Intellectual Property rights of any other Person by the Corporation or any Subsidiary, nor has the Corporation or any of the Subsidiaries received any notice that the conduct of its business, including the use of the Owned Intellectual Property or the Licensed Intellectual Property, infringes upon or breaches any Intellectual Property rights of any other Person. To the best of the Corporation's knowledge, information and belief, after due inquiry, there has been no infringement or violation of any of its rights in the Owned Intellectual Property by any other Person. To the best of the Corporation's knowledge, information and belief, after due inquiry, the conduct of the respective businesses of the Corporation and the Subsidiaries does not infringe upon or use in any unauthorized manner the Intellectual Property rights, domestic or foreign, of any other Person. All of the Owned Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in its abandonment, cancellation or unenforceability and the Corporation is not otherwise aware, after due inquiry, of any state of facts that casts doubt on the validity or enforceability of any of the Owned Intellectual Property. To the Corporation's knowledge, after due inquiry, there is no prior art that necessarily renders any patent application owned by the Corporation unpatentable that has not been disclosed to the US Patent and Trademark Office and, as applicable, all foreign patent offices;

    (vi)
    the Corporation is not subject to any judgment, order, writ, injunction or decree of any court or any federal, provincial, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Corporation has not entered into or is a party to any contract which restricts or impairs the use of any Intellectual Property in a manner which would have a Material Adverse Effect;

    (vii)
    the Owned Intellectual Property is not the subject of any claims of opposition from any employees or contract staff of the Corporation or any of the Subsidiaries. Except as disclosed in Schedule C to this Agreement, all inventions made by Persons employed by or under contract to the Corporation or any of the Subsidiaries and used or enjoyed in the business of the Corporation or any of the Subsidiaries were made in the normal course of the employee's or contractor's duties, and no claim for compensation under any applicable laws has been made or is pending. The Corporation and each of the Subsidiaries has entered into confidentiality agreements and agreements with regard to ownership of inventions with all current employees employed full-time or part-time within the business, with all independent contractors who currently provide services (other than contract research) to the business;

    (viii)
    save as set out in Schedule C, no license has been granted to any third party in respect of any of the Owned Intellectual Property and there are no circumstances which could entitle a third party to call for such a license;

    (ix)
    the clinical, pre-clinical and other trials, studies and tests conducted by or on behalf of or sponsored by the Corporation or in which the Corporation or its products or product candidates have participated that are described in the Information Record or the results of which are referred to in the Information Record (the "Clinical Trials") were and, if still pending, are being conducted in accordance with (A) all applicable federal, provincial, municipal, state and local laws, statutes, ordinances by-laws and regulations; (B) all applicable rules, regulations and policies of Health Canada, the US Food and Drug Administration and any other regulatory or governmental agency having jurisdiction over the Corporation, its activities or its products or product candidates (collectively, the "Regulatory Authorities"); (C) all licenses, permits, approvals, consents, certificates, registrations and other authorizations issued by the applicable Regulatory Authorities; and (D) good laboratory practices, good clinical practice and applicable medical, ethical and scientific standards of care; the Corporation has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Authorities; and the Corporation has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or material modification of any clinical or pre-clinical studies or tests that are described in the Information Record or the results of which are referred to in the Information Record; and

    (x)
    The Corporation has conducted its business, including with respect to all Clinical Trials, in accordance with applicable privacy legislation, including without limitation the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time.

  (ss)
  (i) The Corporation and each of the Subsidiaries is in all material respects in compliance with all applicable laws and regulations respecting employment and employment practices;

  (ii)
  each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Corporation or any of the Subsidiaries for the benefit of any current or former director, officer, employee or consultant (the "Employee Plans") has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. Neither the Corporation nor any of the Subsidiaries has had any pension plan (as that term is defined in the Pension Benefits Act (Ontario) or the Supplemental Pension Plans Act (Québec));

  (iii)
  all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected in the books and records of the Corporation and each of the Subsidiaries;

  (iv)
  there has not been, and there currently is not, any labour trouble which is adversely effecting or could adversely effect, in a material manner, the carrying on of the business of the Corporation or any of the Subsidiaries; and

  (v)
  except as disclosed in the Information Record neither the Corporation nor any of the Subsidiaries owes any monies to, nor has the Corporation or any of the Subsidiaries any present loans to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any person not dealing at "arm's length" (as such term is defined in the Tax Act) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of its business. Except usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Corporation nor any of the Subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee, shareholder or any other person not dealing at arm's length with it. To the knowledge of the Corporation, except for Edward Leigh Berryman and except for Halvor Jaeger, no officer, director or employee of the Corporation or any of the Subsidiaries and no entity which is an affiliate or associate of one or more of the foregoing, owns, directly or indirectly, any interest in (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the Corporation or any of the Subsidiaries. No officer, director, employee or security holder of the Corporation or any of the Subsidiaries has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation or any of the Subsidiaries in connection with its business except for claims in the ordinary and normal course of the business such as for accrued vacation pay or other amounts or matters which are not material to the Corporation.

  (tt)
  No representation, warranty or statement of the Corporation in this Agreement contains or will contain at the Closing any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading. The Corporation has disclosed to you all events, conditions or facts related to the Corporation which materially affect the condition (financial or otherwise) or business of the Corporation.

  (uu)
  The Corporation is not an "investment company", or an "affiliated person", "promoter" or "principal underwriter" for an investment company, within the meaning of the United States Investment Company Act of 1940, as amended.

  (vv)
  The Corporation has not taken (directly or indirectly), in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale (or resale) of the Purchased Securities.

  (ww)
  The Corporation is not, and immediately after the consummation of the transactions set forth herein will not become, a "passive foreign investment corporation" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the "Code").

  (xx)
  (i) Neither the Corporation, nor to the knowledge of the Corporation, any agent or other person acting on behalf of the Corporation, has (A) directly or indirectly, corruptly used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (C) failed to disclose to the extent required by law any contribution made by the Corporation (or made by any person acting on its behalf of which the Corporation is aware) which is in violation of law, or (D) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; and

  (ii)
  (A) none of the funds or other assets of the Corporation constitute or will constitute property of, or be beneficially owned, directly or indirectly, by any Person with whom U.S. Persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an "Embargoed Person"), with the result that the investments evidenced by the Purchased Securities are or would be in violation of law, (B) no Embargoed Person has or will have any interest of any nature whatsoever in the Corporation with the result that the investments evidenced by the Purchased Securities are or would be in violation of law, and (C) none of the funds of the Corporation are or will be derived from any unlawful activity with the result that the investments evidenced by the Purchased Securities are or would be in violation of law provided that, for purposes of the foregoing, the Corporation may assume that the Subscriber is not an Embargoed Person. To the Corporation's knowledge, the Corporation has not been designated and is not owned or controlled by an Embargoed Person.

  (yy)
  The proceeds of the sale of the Purchased Securities will be used by the Corporation for the development of its pharmaceuticals products, working capital and general corporate purposes.

7.    Covenants

        The Corporation hereby covenants and agrees with the Subscriber as follows:

  (a)
  Reporting Issuer: The Corporation shall maintain its status as a "reporting issuer" in, not in default of any requirement of the Securities Laws of, the Reporting Jurisdictions for a period of at least three years after the Closing Date.

  (b)
  Corporate Status: For a period of a least three years after the Closing Date, the Corporation shall remain a corporation validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

  (c)
  Listing on the Stock Exchange: The Corporation shall use its best efforts to maintain the listing on the Stock Exchange of the Common Shares for a period of at least three years after the Closing Date. The Corporation shall obtain from the Stock Exchange, not later than the Closing Date, conditional approval for the listing of the Purchased Shares for trading on the Stock Exchange and shall use its best efforts to ensure that, as soon as reasonably possible following the Closing Date, the Purchased Shares are listed for trading on the Stock Exchange.

  (d)
  Securities Filings: Forthwith after the Closing, the Corporation shall file such forms and documents as may be required under the Securities Laws including, without limiting the foregoing (but subject to the Subscriber providing any necessary information), a Form D under Regulation D.

  (e)
  Performance of Acts: The Corporation shall perform and carry out all of the acts and things to be completed by it as provided in this Agreement.

  (f)
  Directed Selling Efforts and General Advertising: Prior to the completion of the offering of the Purchased Securities, the Corporation will not engage in any "general solicitation" or "directed selling efforts" as defined in Regulation S or any general advertising as defined in Regulation D.

  (g)
  Foreign Private Issuer: The Corporation will use its best efforts to remain a "foreign private issuer" as defined in the 1933 Act for a period of at least 12 months after the Closing Date.

  (h)
  PFIC Status:

  (i)
  The Corporation will use its best efforts to prevent the Corporation from becoming a "passive foreign investment corporation" within the meaning of Section 1297 of the Code; and

  (ii)
  upon notice of the Subscriber, the Corporation will promptly provide to the Subscriber all tax, accounting and financial information and calculations requested in order for the Subscriber to fulfill its United States tax reporting requirements under the Code in connection with owning shares in the Corporation. From and after the date hereof, the Corporation shall (and shall cause each of its Subsidiaries), upon notice from the Subscriber, to (A) timely prepare and provide to the Subscriber information necessary for the Subscriber to fulfill such reporting requirements, including, without limitation, preparing and providing such Corporation information returns, annual statements, consents and other information, calculated on a December 31 United States tax year basis, required to be provided by the Corporation to the Subscriber under Subtitle A, Chapter IP, Part VI of the Code; and (B) cooperate in any tax audits, proceedings, or contests related to the foregoing. The Corporation shall retain such independent advisors as may be necessary to assist with the foregoing and will bear the expenses associated with such independent advisors.

8.    Right of First Refusal

  (a)
  Right of First Refusal. The Corporation shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering either in Canada or the United States, any (i) Common Shares, (ii) any other equity security of the Corporation, including without limitation, preferred shares, (iii) any debt security of the Corporation (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation, (iv) any security of the Corporation that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Corporation, unless in each case the Corporation shall have first offered to sell the portion of such securities which is required to be offered in accordance herewith (the "Offered Securities") to the Subscriber and each other person or entity that has such a right (each an "Offeree"and collectively, the "Offerees") as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of Common Shares then held (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) by such Offeree bears to the total number of issued and outstanding Common Shares of the Corporation calculated on a fully diluted basis to include (i) the total number of Common Shares subject to outstanding awards granted under stock plans of the Corporation and (ii) the total number of shares that could be issued upon the exercise or conversion of outstanding securities (the "Basic Amount"), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase if the other Offerees subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Corporation in writing delivered to such Offeree (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 20 days from receipt of the offer. The foregoing right of first refusal shall be subject to the right of first refusal granted to Laurus Master Fund, Ltd. ("Laurus") relating to certain debt and convertible securities of the Corporation pursuant to a securities purchase agreement dated as of April 22, 2005 between the Corporation and Laurus; provided, however, that if Laurus at any time does not exercise, in whole or in part, its rights of first refusal in respect of an Additional Financing (as defined in such agreement), the Offeree shall have the right to participate in such Additional Financing (to the extent that such Additional Financing relates to the sale and issuance of securities convertible or exchangeable into Common Shares of the Corporation) and the securities with respect to which Laurus has not exercised its right of first refusal shall constitute Offered Securities for purposes hereof.

  (b)
  Notice of Acceptance. Notice of each Offeree's intention to accept, in whole or in part, any Offer made shall be evidenced by a written notice signed by such Offeree and delivered to the Corporation prior to the end of the 20-day period of such offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Corporation and the Offerees and their respective counsel.

  (c)
  Conditions to Acceptances and Purchase.

  (i)
  Permitted Sales of Refused Securities. If Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Corporation shall have 90 days from the expiration of the period set forth above to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favourable, in the aggregate, to such other person or persons or less favourable to the Corporation than those set forth in the Offer.

  (ii)
  Reduction in Amount of Offered Securities. If the Corporation proposes to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to (b) above multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Corporation actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities the Corporation proposed to sell in the notice of the Offer delivered pursuant to paragraph (a) above. If any Offeree so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with (a) above.

  (iii)
  Closing. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Corporation, and the Corporation shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to paragraph (b) above if the Offerees have so elected, upon the terms and conditions specified in the Offer.

  (d)
  Further Sale. In each case, any Offered Securities not purchased by the Offerees or other person or persons in accordance with paragraph (c)(iii) above may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in paragraph (c)(i)-(iii) above.

  (e)
  Exceptions. The rights of the Subscriber under this Section 8 shall not apply to:

  (i)
  Common Shares issued as a stock dividend to holders of Common Shares or upon any subdivision or combination of Common Shares,

  (ii)
  any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Corporation and its shareholders,

  (iii)
  any securities issued as consideration for the acquisition of another entity by the Corporation by merger or share exchange (whereby the Corporation owns no less than 51% of the voting power of the surviving entity) or purchase of substantially all of such entity's stock or assets, if such acquisition is approved by the Board of Directors, including a majority of the independent directors eligible to vote thereon,

    (iv)
    any securities issued in connection with a strategic partnership, joint venture or other similar agreement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved by the Board of Directors, including a majority of the independent directors eligible to vote thereon,

    (v)
    any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such is approved by the Board of Directors, including a majority of the independent directors,

    (vi)
    securities issuable upon the exercise or conversion of convertible or exercisable securities outstanding on the Closing Date, as amended as contemplated by this Agreement.

  (f)
  Termination. The rights of the Subscriber under this Section 8 shall terminate and shall be of no further force and effect from and after the date upon which the number of Common Shares owned, directly or indirectly, by the Subscriber, together with (i) any venture capital fund that, directly or indirectly, controls, is controlled by, or is under common control with the Subscriber (including without limitation any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Subscriber) or (ii) any of the general partners, managing member or management companies noted in clause (i), constitutes less than 5% of the total number of Common Shares issued and outstanding on such date.

9.    Indemnity

        The representations, warranties and covenants of the Corporation herein are made with the intent that they be relied upon by the Subscriber in determining the suitability of the Purchased Securities for investment. The Corporation hereby agrees to indemnify the Subscriber against any and all losses (other than loss of profits), claims, costs, expenses and damages or liabilities whatsoever (collectively, the "Losses") which it may suffer or incur arising out of or based upon any representation or warranty of the Corporation contained herein being untrue or any breach or failure by the Corporation to comply with any covenant or agreement made by the Corporation herein, provided that the Corporation shall not be required to indemnify or save harmless the Subscriber in respect of any Losses unless the Subscriber shall have provided notice to the Corporation in accordance with Section 11(e) on or prior to the date that is one year from the Closing Date.

10.    Exclusivity

        The Purchased Securities form part of a larger private placement of 13,996,466 Common Shares (the "Private Placement") which are being purchased equally by the Subscriber and one other subscriber pursuant to substantially similar subscription agreements. The Corporation covenants and agrees with the Subscriber that, until the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Corporation nor any of its directors, officers or agents will, directly or indirectly (a) solicit, initiate or discuss any proposal or offer from any other Person or entity or representative thereof, or enter into any agreement regarding the raising of equity capital by the Corporation (other than pursuant to the Private Placement), or (b) issue any equity securities or instruments representing the right to receive equity securities (other than pursuant to existing rights to receive equity securities).

11.    General

  (a)
  Expenses: The Corporation will reimburse the Subscriber, together with any related subscriber, for their reasonable legal expenses incident to the negotiation, preparation, execution and delivery of this Agreement, subject to a maximum amount applicable to legal fees and disbursements of $45,000 provided that, if the Subscriber is willing to proceed with the Closing pursuant to this Agreement and the Corporation chooses not to do so, or if one of the conditions relating to the Corporation specified in Section 2 cannot be satisfied by the

    Corporation, the Corporation shall reimburse the Subscriber, together with any related subscriber, for their reasonable legal fees and disbursements as described above.

  (b)
  Headings: The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement," "hereof," "hereunder", "herein" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

  (c)
  Number and Gender: Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

  (d)
  Severability: If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

  (e)
  Notices: All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

    Notices to the Corporation shall be addressed to:

    LAB International Inc.
    445 Armand-Frappier Blvd.
    Laval, Québec
    H7B 4B3

    Attention: Luc Mainville
    Telecopier: 450-973-3978

    Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution page hereof.

    Either the Corporation or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

  (f)
  Further Assurances: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

  (g)
  Successors and Assigns: Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

  (h)
  Entire Agreement: The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

  (i)
  Time of Essence: Time is of the essence of this Agreement.

  (j)
  Amendments: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

  (k)
  Survival: Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement for a period of one year.

  (l)
  Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

  (m)
  Counterparts: This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or electronic transmission thereof.

  (n)
  Facsimile or Electronic Scanned Copies: The Corporation shall be entitled to rely on a facsimile or electronic scanned copy of an executed subscription agreement and acceptance by the Corporation of such facsimile or electronic scanned subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms thereof.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities.

TO:    LAB INTERNATIONAL INC

        The undersigned hereby accepts the foregoing and agrees to be bound by the terms set forth herein and, without limitation, agrees that you may rely upon the covenants, representations and warranties of the undersigned contained herein.

        DATED as of this            day of                        , 200

Number of Common Shares to be purchased:
Aggregate Purchase Price:
Name (full legal name of Subscriber) and Address of Subscriber:
(address, including postal code)

(telephone number)
(facsimile number)
Number of Common Shares currently held (excluding the Purchased Securities)
By:
(signature)
(please print name)
(official capacity)

        If you are signing as agent for a principal, and you are not a trust company or portfolio manager signing as a trustee or as agent for a fully-managed account, please complete the following:

(name of beneficial purchaser)
(address of beneficial purchaser)

        The above-mentioned subscription is hereby accepted by LAB International Inc.

        DATED as of this            day of                        , 200  .

LAB INTERNATIONAL INC.
By:	Authorized Signing Officer

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  Exhibit 4.2
SUBSCRIPTION AGREEMENT